As filed with the Securities and Exchange Commission on May 11, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE Securities Act of 1933

GREEN DOT CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4766827 (IRS Employer Identification No.)

605 E. Huntington Drive, Suite 205 Monrovia, California 91016 (Address of principal executive offices, including zip code)	(626) 775-3400 (Registrant's telephone number, including area code)

2010 Equity Incentive Plan
2010 Employee Stock Purchase Plan
(Full Title of the Plans)
__________________________________________________

John C. Ricci General Counsel Green Dot Corporation 605 E. Huntington Drive, Suite 205 Monrovia, California 91016
(Name and Address of Agent For Service)

(626) 775-3400
(Telephone Number, including area code, of agent for service)
__________________________________________________
Copies to:
William L. Hughes, Esq.
Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, California 94104
(415) 875-2300
__________________________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	2,318,820	(2)	$23.89	(3)	$55,396,610	(3)	$6,348	(3)
Class A Common Stock, $0.001 par value per share	772,940	(4)	20.31	(5)	15,698,411	(5)	1,799	(5)
TOTAL	3,091,760		N/A		$71,095,021		$8,147

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Class A common stock.

(2)
Represents an automatic increase to the number of shares available for issuance under the 2010 Equity Incentive Plan (the “2010 Plan”) effective January 1, 2011 and January 1, 2012. Shares available for issuance under the 2010 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2010 (Registration No. 333-168283).

(3)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on May 9, 2012.

(4)
Represents an automatic increase to the number of shares available for issuance under the 2010 Employee Stock Purchase Plan (the “2010 ESPP”) effective January 1, 2011 and January 1, 2012. Shares available for issuance under the 2010 ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on July 22, 2010 (Registration No. 333-168283).

(5)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on May 9, 2012. In the case of the 2010 ESPP, this price per share is multiplied by 15%, which is the percentage of the price per share applicable to purchases under the 2010 ESPP.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Green Dot Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 2,318,820 additional shares of Class A common stock under the Registrant's 2010 Equity Incentive Plan and 772,940 additional shares of Class A common stock under the Registrant's 2010 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 filed with the SEC on July 22, 2010 (Registration No. 333-168283).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on May 11, 2012.

Green Dot Corporation

Date:	May 11, 2012	By:	/s/ Steven W. Streit
		Name:	Steven W. Streit
		Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Green Dot Corporation, a Delaware corporation, do hereby constitute and appoint Steven W. Streit, John C. Ricci and John L. Keatley, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven W. Streit	Chairman, President and Chief Executive Officer	May 11, 2012
Steven W. Streit	(Principal Executive Officer)

/s/ John L. Keatley	Chief Financial Officer	May 11, 2012
John L. Keatley	(Principal Financial Officer)

/s/ Simon M. Heyrick	Chief Accounting Officer	May 11, 2012
Simon M. Heyrick	(Principal Accounting Officer)

/s/ Kenneth C. Aldrich	Director	May 11, 2012
Kenneth C. Aldrich

/s/ Timothy R. Greenleaf	Director	May 11, 2012
Timothy R. Greenleaf

/s/ Virginia L. Hanna	Director	May 11, 2012
Virginia L. Hanna

/s/ Ross E. Kendell	Director	May 11, 2012
Ross E. Kendell

Director
Michael Moritz

/s/ William H. Ott, Jr.	Director	May 11, 2012
William H. Ott, Jr.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Date	Filed Herewith
4.1	Tenth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333- 165081	3.02	April 26, 2010

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333- 165081	3.04	June 29, 2010

4.3	Certificate of Designations of Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock of Green Dot Corporation dated as of December 8, 2011	8-K	001- 34819	3.01	December 14, 2011

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (filed as part of signature page)					X

99.01	Second Amended and Restated 2001 Stock Plan and forms of notice of stock option grant, stock option agreement and stock option exercise letter.	S-1	333- 165081	10.02	June 2, 2010

99.02	2010 Equity Incentive Plan and forms of notice of stock option grant, stock option award agreement, notice of restricted stock award, restricted stock agreement, notice of stock bonus award, stock bonus award agreement, notice of stock appreciation right award, stock appreciation right award agreement, notice of restricted stock unit award, restricted stock unit award agreement, notice of performance shares award and performance shares agreement.	S-1	333- 165081	10.03	June 29, 2010

99.03	2010 Employee Stock Purchase Plan.	S-1	333- 165081	10.19	June 29, 2010